As filed with the Securities and Exchange Commission on December 13, 2019

Registration No. 333-231892

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

360 Finance, Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

China Diamond Exchange Center, Building B

No. 555 Pudian Road, No. 1701 Century Avenue

Pudong New Area, Shanghai 200122

People’s Republic of China

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Share Incentive Plan
(Full title of the plan)

Cogency Global Inc.
122 East 42nd Street, 18th Floor

New York, NY 10168
+1 800 221 0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒
Emerging growth company ☒		Smaller reporting company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Copies to:

Jiang Wu, Chief Financial Officer
China Diamond Exchange Center, Building B
No. 555 Pudian Road, No. 1701 Century
Avenue
Pudong New Area, Shanghai 200122
People’s Republic of China
Phone: +86 10 5244 7655

Z. Julie Gao, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower The Landmark 15 Queen’s Road Central Hong Kong +852 3740 4700	Haiping Li, Esq. Skadden, Arps, Slate, Meagher & Flom LLP JingAn Kerry Centre, Tower II 46th Floor 1539 Nanjing West Road Shanghai, the People’s Republic of China +86 21 6193 8200

EXPLANATORY NOTE

360 Finance, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to deregister certain securities originally registered by the Registrant pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on June 3, 2019, File No. 333-231892 (the “2019 Form S-8”), with respect to the Registrant’s class A ordinary shares, par value $0.00001 per share (the “Ordinary Shares”), thereby registered for offer or sale pursuant to the Registrant’s Share Incentive Plan (the “2018 Plan”). A total of 35,000,000 Ordinary Shares were initially registered for issuance under the 2019 Form S-8.

On November 26, 2019, the board of directors of the Registrant adopted the amendment to the 2018 Plan (the “Amendment”). According to the Amendment, the total number of Ordinary Shares issuable under the 2018 Plan has been reduced to 25,336,096. All other terms and conditions of the 2018 Plan remained unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on December 13, 2019.

360 Finance, Inc.

By:	/s/ Haisheng Wu
Name:	Haisheng Wu
Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hongyi Zhou		December 13, 2019
Hongyi Zhou	Chairman of the Board of Directors

/s/ Haisheng Wu		December 13, 2019
Haisheng Wu	Chief Executive Officer (Principal Executive Officer) and Director

/s/ Wei Liu		December 13, 2019
Wei Liu	Director

/s/ Fan Zhang		December 13, 2019
Fan Zhang	Director

/s/ Gang Xiao		December 13, 2019
Gang Xiao	Director

/s/ Yongjin Fu		December 13, 2019
Yongjin Fu	Director

/s/ Andrew Y Yan		December 13, 2019
Andrew Y Yan	Director

/s/ Eric Xiaohuan Chen		December 13, 2019
Eric Xiaohuan Chen	Director

/s/ Jiang Wu		December 13, 2019
Jiang Wu	Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of 360 Finance, Inc., has signed this Post-Effective Amendment No. 1 to Registration Statement in New York, United States of America on December 13, 2019.

Authorized U.S. Representative

Cogency Global Inc.

By:	/s/ Richard Arthur
Name:	Richard Arthur
Title:	Assistant Secretary